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EXHIBIT 21



Subsidiaries of the Registrant

1.  Equity Marketing Hong Kong, Ltd. A Delaware Corporation

2. Synergy Promotions, S.A. de C.V., a Mexico Corporation (65% owned by the Registrant)





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